Exhibit 99.2



OMNIA



SUPPLEMENTAL FINANCIAL & OPERATING DATA

FOURTH QUARTER ENDED DECEMBER 31, 2020



JACK CASINO
VICI



GREEKTOWN CASINO • HOTEL

VICI Q4 2020 Supplemental Financial & Operating Data 2 Disclaimers Forward Looking Statements Certain statements in this presentation and that may be made in meetings are forward-looking statements. Forward-looking statements are based on VICI Properties Inc.’s (“VICI or the “Company”) current plans, expectations and projections about future events and are not guarantees of future performance. These statements can be identified by the fact that they do not relate to strictly historical and current facts and by the use of the words such as "expects", "plans", "opportunities" and similar words and variations thereof. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, its actual results, performance and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors including, among others: the impact of changes in general economic conditions, including low consumer confidence, unemployment levels and depressed real estate prices resulting from the severity and duration of any downturn in the U.S. or global economy (including stemming from the COVID-19 pandemic and changes in economic conditions as a result of the COVID-19 pandemic); the Company’s dependence on subsidiaries of Caesars Entertainment, Inc. (“Caesars”), Penn National Gaming, Inc. (“Penn”), Seminole Hard Rock Entertainment, Inc. (“Hard Rock”), Century Casinos, Inc. (“Century Casinos”) and Rock Ohio Ventures LLC (“JACK Entertainment”) as tenants of our properties and Caesars, Penn, Hard Rock, Century Casinos and JACK Entertainment or certain of their respective subsidiaries as guarantors of the lease payments and the negative consequences any material adverse effect on their respective businesses could have on the Company; the Company’s borrowers’ ability to repay their outstanding loan obligations to the Company; the Company’s dependence on the gaming industry; the Company’s ability to pursue its business and growth strategies may be limited by its substantial debt service requirements and by the requirement that the Company distribute 90% of its real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that it distribute 100% of its REIT taxable income in order to avoid current entity-level U.S. Federal income taxes; the impact of extensive regulation from gaming and other regulatory authorities; the ability of the Company’s tenants to obtain and maintain regulatory approvals in connection with the operation of its properties; the possibility that the Company’s tenants may choose not to renew the respective lease agreements following the initial or subsequent terms of the leases; restrictions on the Company’s ability to sell its properties subject to the lease agreements; Caesars’, Penn’s, Hard Rock’s, Century Casinos’ and JACK Entertainment’s historical results may not be a reliable indicator of their future results; the Company’s substantial amount of indebtedness and ability to service, refinance and otherwise fulfill its obligations under such indebtedness; the Company’s historical financial information may not be reliable indicators of its future results of operations, financial condition and cash flows; the possibility that the Company’s pending transactions may not be completed or that completion may be unduly delayed; the possibility that the Company identifies significant environmental, tax, legal or other issues that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits it expects to receive) in any of its pending or recently completed transactions; the effects of its recently completed and pending transactions on the Company, including the future impact on its financial condition, financial and operating results, cash flows, strategy and plans; and the possibility the Company’s separation from Caesars Entertainment Operating Company, Inc. fails to qualify as a tax-free spin-off, which could subject it to significant tax liabilities. Currently, one of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements is the impact of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company and its tenants. The extent to which the COVID-19 pandemic impacts the Company, its tenants and its pending transactions will largely depend on future developments that are highly uncertain and cannot be predicted with confidence, including the impact of the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures on our tenants, including various state governments and/or regulatory authorities issuing directives, mandates, orders or similar actions restricting freedom of movement and business operations, such as travel restrictions, border closures, business closures, limitations on public gatherings, quarantines and “shelter-at-home” orders that resulted in the temporary closure of our tenants’ operations at our properties, the ability of the Company’s tenants to successfully operate their businesses following the reopening of their respective facilities, including the costs of complying with regulatory requirements necessary to keep the facilities open, including compliance with restrictions and reduced capacity requirements, the need to close any of the facilities after reopening as a result of the COVID-19 pandemic, and the effects of the negotiated capital expenditure reductions and other amendments to the lease agreements that the Company agreed to with certain of its tenants in response to the COVID-19 pandemic. Each of the foregoing could have a material adverse effect on our tenants' ability to satisfy their obligations under their leases with us, including their continued ability to pay rent in a timely manner, or at all, and/or to fund capital expenditures or make other payments required under their leases. In addition, changes and instability in global, national and regional economic activity and financial markets as a result of the COVID-19 pandemic have negatively impacted consumer discretionary spending and travel and are likely to continue to do so, which could have a material adverse effect on our tenants' businesses. Investors are cautioned to interpret many of the risks identified here and under the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Additional important factors that may affect the Company’s business, results of operations and financial position are described from time to time in the Company’s Annual Report on Form 10‐K for the year ended December 31, 2020 and the Company’s other filings with the U.S. Securities and Exchange Commission (“SEC”). The Company does not undertake any obligation to update or revise any forward‐looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law. Caesar, Penn, Hard Rock, Century Casinos and JACK Entertainment Information The Company makes no representation as to the accuracy or completeness of the information regarding Caesars, Penn, Hard Rock, Century Casinos and JACK Entertainment included in this presentation. The historical audited and unaudited financial statements of Caesars, as the parent and guarantor of CEOC, LLC (“CEOC”), the Company's significant lessee, have been filed with the SEC. Certain financial and other information for Caesars, Penn, Hard Rock, Century and JACK Entertainment included in this presentation have been derived from their respective filings, if and as applicable, and other publicly available presentations and press releases. While we believe this information to be reliable, we have not independently investigated or verified such data. Market and Industry Data This presentation contains estimates and information concerning the Company's industry, including market position, rent growth and rent coverage of the Company's peers, that are based on industry publications, reports and peer company public filings. This information involves a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. The Company has not independently verified the accuracy or completeness of the data contained in these industry publications, reports or filings. The industry in which the Company operates is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the "Risk Factors" section of the Company's public filings with the SEC. Non‐GAAP Financial Measures This presentation includes reference to Funds From Operations (“FFO”), FFO per share, Adjusted Funds From Operations (“AFFO”), AFFO per share, and Adjusted EBITDA, which are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). These are non-GAAP financial measures and should not be construed as alternatives to net income or as an indicator of operating performance (as determined in accordance with GAAP). We believe FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our business. For additional information regarding these non-GAAP financial measures see “Definitions of Non-GAAP Financial Measures” included in the Appendix at the end of this presentation. Financial Data Financial information provided herein is as of December 31, 2020 unless otherwise indicated.

VICI

Corporate Overview

About VICI Properties (NYSE: VICI)

VICI Properties Inc. ("VICI Properties" or the "Company") is an experiential real estate investment trust that owns one of the largest portfolios of market-leading gaming, hospitality and entertainment destinations, including the world-renowned Caesars Palace. VICI Properties' national, geographically diverse portfolio consists of 28 gaming facilities comprising 47 million square feet and features approximately 18,000 hotel rooms and more than 200 restaurants, bars, nightclubs and sportsbooks. Its properties are leased to industry leading gaming and hospitality operators, including Caesars Entertainment, Inc., Century Casinos, Inc., Hard Rock International Inc., JACK Entertainment LLC and Penn National Gaming, Inc. VICI Properties also has an investment in the Chelsea Piers, New York facility and owns four championship golf courses and 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties' strategy is to create the nation's highest quality and most productive experiential real estate portfolio.

Senior Management

Edward Pitoniak	Chief Executive Officer & Director
John Payne	President & Chief Operating Officer
David Kieske	EVP, Chief Financial Officer
Samantha Gallagher	EVP, General Counsel & Secretary
Gabriel Wasserman	Chief Accounting Officer

Board of Directors

Board of Directors		Independent
James Abrahamson	Director, Chairman of the Board	✓
Diana Cantor	Director, Audit Committee Chair	✓
Monica Douglas	Director	✓
Elizabeth Holland	Director	✓
Craig Macnab	Director, Compensation Committee Chair	✓
Edward Pitoniak	Chief Executive Officer & Director	
Michael Rumbolz	Director, Nominating & Governance Committee Chair	✓

Covering Equity Analysts

Firm	Analyst	Phone	Email
BofA Merrill Lynch	Shaun Kelley	(646) 855-1005	Shaun.kelley@baml.com
Citi	Smedes Rose	(212) 816-6243	Smedes.rose@citi.com
Deutsche Bank	Carlo Santarelli	(212) 250-5815	Carlo.santarelli@db.com
Evercore ISI	Rich Hightower	(212) 752-0886	Rich.hightower@evercoreisi.com
Goldman Sachs	Stephen Grambling	(212) 902-7832	Stephen.grambling@gs.com
Green Street Advisors	Spenser Allaway	(949) 640-8780	Sallaway@greenstreetadvisors.com
Jefferies	David Katz	(212) 323-3355	Dkatz@jefferies.com
J.P. Morgan	Anthony Paolone	(212) 622-6682	Anthony.paolone@jpmorgan.com
Ladenburg Thalmann & Co.	John Massocca	(212) 409-2543	Jmassocca@ladenburg.com
Loop Capital	Daniel Adam	(212) 823-1312	Daniel.adam@loopcapital.com
Macquarie Capital	Jordan Bender	(212) 231-6558	Jordan.bender@macquarie.com
Morgan Stanley	Thomas Allen	(212) 761-3356	Thomas.allen@morganstanley.com
Raymond James	RJ Milligan	(727) 567-2585	Rjmilligan@raymondjames.com
Robert W. Baird	Wesley Golladay	(216) 737-7510	Wgolladay@rwbaird.com
Scotiabank	Greg McGinniss	(212) 225-6906	Greg.mcginniss@scotiabank.com
SMBC Nikko Securities	Richard Anderson	(646) 521-2351	Randerson@smbcnikko-si.com
Stifel Nicolaus	Simon Yarmak	(443) 224-1345	Yarmaks@stifel.com
Truist Securities	Barry Jonas	(212) 590-0998	Barry.jonas@truist.com
Union Gaming	John DeCree	(702) 691-3213	John.decree@uniongaming.com
Wells Fargo	Todd Stender	(562) 637-1371	Todd.stender@wellsfargo.com
Wolfe Research	Jared Shojaian	(214) 699-4506	Jshojaian@wolferesearch.com

Covering High Yield Analysts

Firm	Analyst	Phone	Email
BofA Merrill Lynch	James Kayler	(646) 855-9223	James.f.kayler@baml.com
Deutsche Bank	Luis Chinchilla	(212) 250-9980	Luis.chinchilla@db.com
Goldman Sachs	Komal Patel	(212) 357-9774	Komal.patel@gs.com
J.P. Morgan	Michael Pace	(212) 270-6530	Michael.pace@jpmorgan.com

Contact Information

Corporate Headquarters
VICI Properties Inc.
535 Madison Ave., 20th Fl
New York, NY 10022
(646) 949-4631

Public Markets Detail
Ticker: VICI
Exchange: NYSE

Transfer Agent
Computershare
7530 Lucerne Drive, Suite 305
Cleveland, OH 44130
(800) 962-4284
www.computershare.com

Website
www.viciproperties.com

Investor Relations
investors@viciproperties.com

Public Relations
pr@viciproperties.com

VICI Q4 2020 Supplemental Financial & Operating Data

3

VICI Q4 2020 Supplemental Financial & Operating Data Table of Contents 2020 Highlights Consolidated Balance Sheets 7-8 Consolidated Statements of Operations 9-10 Non‐GAAP Financial Measures 11-12 Run Rate Lease Revenue 16 Properties Breakdown 19-20 Summary of Current Lease Terms 21-22 Recent Activity 23-24 Definitions of Non-GAAP Financial Measures 26 5 Portfolio Overview 18 4 Revenue Detail 13-14 Portfolio & Financial Overview 6 Capitalization 17 Embedded Growth Pipeline 25 2021 Guidance 15

2020 Highlights

VICI

100%

Collected 100% of rent in cash in 2020 through COVID-19 pandemic

Maintained 100% same-store occupancy across VICI's portfolio through 2020

$4.6 billion

Closed $4.6 billion of transactions including JACK Cleveland/Thistledown, JACK Entertainment Loan, the Eldorado Transaction, Caesars Forum Loan and Chelsea Piers New York Loan

10.9%

Announced annualized dividend increase of 10.9% in Q3, VICI's third consecutive annual dividend increase

1st

First experiential real estate investment, outside of gaming, into Chelsea Piers New York

+30.6%

Increased enterprise value to $20.2 billion as of YE 2020 from $15.5 billion as of YE 2019

$2.5 billion

Executed second unsecured notes issuance, extending maturity profile to 6.1 years and lowering weighted average cost of debt to 4.18%

+32.1%

Increased Adjusted EBITDA[1] to $1.1 billion for YE 2020 compared to $847 million for YE 2019

+10.8%

Increased AFFO[1] per share to $1.64 per share for YE 2020 compared to $1.48 per share for YE 2019

+63.3%

Increased Net Income Attributable to Common Stockholders to $891.7 million, or $1.75 per share, for YE 2020 compared to $546.0 million, or $1.24 per share, for YE 2019

1. See definitions of Non-GAAP Financial Measures on page 26 and reconciliations of these Non-GAAP Financial Measures on pages 11-12 of this presentation.

VICI Q4 2020 Supplemental Financial & Operating Data

5

Portfolio & Financial Overview

(amounts in thousands, except per share data and portfolio and property data)

Financial Highlights

	Three Months Ended				
	Dec. 31, 2020	Sep. 30, 2020	Jun. 30, 2020	Mar. 31, 2020	Dec. 31, 2019
Net Income (Loss) Per Share					
Basic	$0.54	$0.75	$0.47	($0.05)	$0.21
Diluted	$0.53	$0.74	$0.47	($0.05)	$0.21
Funds From Operations Per Share[1]					
Basic	$0.54	$0.75	$0.47	($0.05)	$0.21
Diluted	$0.53	$0.74	$0.47	($0.05)	$0.21
Adjusted Funds From Operations Per Share[1]					
Basic	$0.47	$0.43	$0.36	$0.39	$0.38
Diluted	$0.46	$0.43	$0.36	$0.38	$0.37
Net Income (Loss) Attributable to Common Stockholders	$288,010	$398,274	$229,402	($24,012)	$98,631
Adjusted EBITDA[1]	$325,100	$300,356	$248,413	$244,704	$229,681
Annualized Dividend Per Share	$1.32	$1.32	$1.19	$1.19	$1.19
Dividend Yield at Period End	5.2%	5.6%	5.9%	7.2%	4.7%

Summary Capitalization and Credit Ratings as of December 31, 2020

Equity Market Capitalization	$13,685,078
Total Debt	$6,850,000
Cash, Cash Equivalents & Short-Term Investments	$335,966
Enterprise Value	$20,199,112
LTM Net Leverage Ratio[2]	5.8x

Credit Ratings	
Moody's	Ba3
Standard & Poor's	BB
Fitch	BB

Debt Composition



Floating Rate
1%[3]
Fixed Rate
99%
Secured
31%
Unsecured
69%

VICI

Portfolio Data

Properties	28
Golf Courses	4
Developable Las Vegas Strip Land (acres)	34
States	12
Metropolitan Statistical Areas ("MSAs")	17
Weighted Average Remaining Lease Term, Including Renewal Options (years) (as of December 31, 2020)	34.4

Tenant MSA Diversity



% of Total SF

Las Vegas	27%	Omaha	3%
Philadelphia	22%	Laughlin	3%
Dallas	6%	Memphis	2%
San Francisco	6%	Cleveland	2%
Chicago	6%	Pittsburgh	2%
Louisville	5%	Nashville	1%
New Orleans	5%	Cincinnati	1%
Detroit	4%	St. Louis	1%
Kansas City	3%		

Geographic and Tenant Exposure



Las Vegas
31%
Regional
69%
HR
3%
CNTY
2%
JACK
5%
Penn
6%
CZR
83%
Private Company Tenants
8%
Public Company Tenants
92%

1. See "Non-GAAP Financial Measures" on pages 11-12 of this presentation for the reconciliations of these Non-GAAP Financial Measures.
2. Net Leverage Ratio is defined as Total Debt less Cash, Cash Equivalents, and Short-Term Investments divided by Adjusted EBITDA for the last twelve months ended December 31, 2020. For the LTM period ended December 31, 2020, Adjusted EBITDA reflects the impact of transactions consummated pursuant to the Master Transaction Agreement between the Company and Eldorado Resorts (the "Eldorado Transaction") for the period from the date of its consummation, July 20, 2020, to December 31, 2020, and, as a result, the Net Leverage Ratio as of December 31, 2020 does not reflect a full 12 months of income from the Eldorado Transaction. See "Definitions of Non-GAAP Financial Measures" on page 26 of this presentation for the definition of Adjusted EBITDA.
3. As of January 22, 2021, in connection with the maturity date of the interest rate swap on $500 million of variable rate debt, the fixed / floating ratio was 91% / 9%, respectively.

VICI Q4 2020 Supplemental Financial & Operating Data
6

VICI Q4 2020 Supplemental Financial & Operating Data December 31, 2020 December 31, 2019 Assets Real estate portfolio: Investments in leases - sales-type and direct financing, net 13,027,644$ 10,734,245$ Investments in leases - operating — 1,086,658 Investments in leases - financing receivables, net 2,618,562 — Investments in loans, net 536,721 — Land 158,190 94,711 Cash and cash equivalents 315,993 1,101,893 Short-term investments 19,973 59,474 Other assets 386,530 188,638 Total assets 17,063,613$ 13,265,619$ Liabilities Debt, net 6,765,532$ 4,791,563$ Accrued interest 46,422 20,153 Deferred financing liability 73,600 73,600 Deferred revenue 93,659 70,340 Dividends payable 176,992 137,056 Other liabilities 413,663 123,918 Total liabilities 7,569,868 5,216,630 Stockholders' equity 5,367 4,610 — — Additional paid-in capital 9,363,539 7,817,582 Accumulated other comprehensive loss (92,521) (65,078) Retained earnings 139,454 208,069 Total VICI stockholders' equity 9,415,839 7,965,183 Non-controlling interests 77,906 83,806 Total stockholders' equity 9,493,745 8,048,989 Total liabilities and stockholders' equity 17,063,613$ 13,265,619$ Common stock, $0.01 par value, 700,000,000 shares authorized and 536,669,722 and 461,004,742 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively Preferred stock, $0.01 par value, 50,000,000 shares authorized and no shares outstanding at December 31, 2020 and December 31, 2019 Consolidated Balance Sheets (amounts in thousands, except share and per share data) 7

Consolidated Balance Sheets – Quarterly

(amounts in thousands, except share and per share data)

VICI

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Assets				
Real estate portfolio:				
Investments in leases - sales-type and direct financing, net	$ 13,027,644	$ 13,009,966	$ 10,372,656	$ 10,330,728
Investments in leases - operating	—	—	1,086,658	1,086,658
Investments in leases - financing receivables, net	2,618,562	2,600,228	812,636	794,055
Investments in loans, net	536,721	533,713	49,876	48,470
Land	158,190	158,190	94,711	94,711
Cash and cash equivalents	315,993	144,057	1,680,536	369,052
Restricted cash	—	—	2,000,000	2,002,032
Short-term investments	19,973	19,973	—	—
Other assets	386,530	385,703	180,561	181,507
Total assets	**$ 17,063,613**	**$ 16,851,830**	**$ 16,277,634**	**$ 14,907,213**
Liabilities				
Debt, net	$ 6,765,532	$ 6,761,832	$ 6,758,132	$ 6,754,485
Accrued interest	46,422	47,106	48,828	51,162
Deferred financing liability	73,600	73,600	73,600	73,600
Deferred revenue	93,659	309	358	476
Dividends payable	176,992	176,982	158,659	139,304
Other liabilities	413,663	422,462	163,646	164,155
Total liabilities	**7,569,868**	**7,482,291**	**7,203,223**	**7,183,182**
Stockholders' equity				
Common stock	5,367	5,367	5,337	4,686
Preferred stock	—	—	—	—
Additional paid-in capital	9,363,539	9,361,526	9,296,511	8,018,568
Accumulated other comprehensive loss	(92,521)	(104,258)	(117,265)	(118,216)
Retained earnings (deficit)	139,454	29,338	(191,835)	(262,470)
Total VICI stockholders' equity	9,415,839	9,291,973	8,992,748	7,642,568
Non-controlling interests	77,906	77,566	81,663	81,463
Total stockholders' equity	9,493,745	9,369,539	9,074,411	7,724,031
Total liabilities and stockholders' equity	**$ 17,063,613**	**$ 16,851,830**	**$ 16,277,634**	**$ 14,907,213**

VICI Q4 2020 Supplemental Financial & Operating Data

8

Consolidated Statements of Operations

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2019
Revenues				
Income from sales-type and direct financing leases	$ 289,087	$ 218,905	$ 1,007,508	$ 822,205
Income from operating leases	—	10,913	25,464	43,653
Income from lease financing receivables and loans	70,321	—	153,017	—
Other income	7,091	—	15,793	—
Golf revenues	6,519	7,719	23,792	28,940
Revenues	373,018	237,537	1,225,574	894,798
Operating expenses				
General and administrative	8,101	5,109	30,661	24,569
Depreciation	741	883	3,731	3,831
Other expenses	7,091	—	15,793	—
Golf expenses	4,451	4,538	17,632	18,901
Change in allowance for credit losses [1]	(16,563)	—	244,517	—
Transaction and acquisition expenses	981	249	8,684	4,998
Total operating expenses	4,802	10,779	321,018	52,299
Interest expense	(77,420)	(71,448)	(308,605)	(248,384)
Interest income	52	4,153	6,795	20,014
Loss from extinguishment of debt	—	(58,143)	(39,059)	(58,143)
Gain upon lease modification [2]	—	—	333,352	—
Income before income taxes	290,848	101,320	897,039	555,986
Income tax expense	(436)	(607)	(831)	(1,705)
Net income	290,412	100,713	896,208	554,281
Less: Net income attributable to non-controlling interest	(2,402)	(2,082)	(4,534)	(8,317)
Net income attributable to common stockholders	$ 288,010	$ 98,631	$ 891,674	$ 545,964
Net income per common share				
Basic	$ 0.54	$ 0.21	$ 1.76	$ 1.25
Diluted	$ 0.53	$ 0.21	$ 1.75	$ 1.24
Weighted average number of shares of common stock outstanding				
Basic	536,333,632	460,689,199	506,140,642	435,071,096
Diluted	541,935,681	472,642,363	510,908,755	439,152,946
Impact to net income related to non-cash change in allowance for credit losses - CECL [1]	$ 16,563	$ —	$ (244,517)	$ —
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ 0.03	$ —	$ (0.48)	$ —
Diluted	$ 0.03	$ —	$ (0.48)	$ —

1. Refer to Note 6 – Allowance for Credit Losses within our Annual Report on Form 10-K for the year ended December 31, 2020 for further details.
2. Refer to Note 10 – Fair Value within our Annual Report on Form 10-K for the year ended December 31, 2020 for further details.

VICI Q4 2020 Supplemental Financial & Operating Data

9

Consolidated Statements of Operations – Quarterly

VICI

(amounts in thousands, except share and per share data)

	Three Months Ended			
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Revenues				
Income from sales-type and direct financing leases	$ 289,087	$ 270,274	$ 223,895	$ 224,252
Income from operating leases	—	3,638	10,913	10,913
Income from lease financing receivables and loans	70,321	52,827	17,026	12,843
Other income	7,091	7,276	733	693
Golf revenues	6,519	5,638	5,335	6,300
Revenues	373,018	339,653	257,902	255,001
Operating expenses				
General and administrative	8,101	8,047	7,498	7,015
Depreciation	741	910	1,213	867
Other expenses	7,091	7,263	736	703
Golf expenses	4,451	4,672	4,139	4,370
Change in allowance for credit losses[1]	(16,563)	177,052	(65,480)	149,508
Transaction and acquisition expenses	981	2,026	1,160	4,517
Total operating expenses	4,802	199,970	(50,734)	166,980
Interest expense	(77,420)	(77,399)	(77,693)	(76,093)
Interest income	52	214	1,009	5,520
Loss from extinguishment of debt	—	—	—	(39,059)
Gain upon lease modification[2]	—	333,352	—	—
Income (loss) before income taxes	290,848	395,850	231,952	(21,611)
Income tax (expense) benefit	(436)	368	(309)	(454)
Net income (loss)	290,412	396,218	231,643	(22,065)
Less: Net (income) loss attributable to non-controlling interest	(2,402)	2,056	(2,241)	(1,947)
Net income (loss) attributable to common stockholders	$ 288,010	$ 398,274	$ 229,402	$ (24,012)
Net income (loss) per common share				
Basic	$ 0.54	$ 0.75	$ 0.47	$ (0.05)
Diluted	$ 0.53	$ 0.74	$ 0.47	$ (0.05)
Weighted average number of shares of common stock outstanding				
Basic	536,333,632	533,407,916	489,012,165	465,177,425
Diluted[3]	541,935,681	536,180,175	489,213,427	465,177,425

	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Impact to net income (loss) related to non-cash change in allowance for credit losses - CECL[1]	$ 16,563	$ (177,052)	$ 65,480	$ (149,508)
Per share impact related to non-cash change in allowance for credit losses - CECL				
Basic	$ 0.03	$ (0.33)	$ 0.13	$ (0.32)
Diluted	$ 0.03	$ (0.33)	$ 0.13	$ (0.32)

1. Refer to Note 6 - Allowance for Credit Losses within our Annual Report on Form 10-K for the year ended December 31, 2020 for further details.
2. Refer to Note 10 – Fair Value within our Annual Report on Form 10-K for the year ended December 31, 2020 for further details.
3. For the calculation of diluted net (loss) income per common share for the quarter ending March 31, 2020, the diluted weighted average number of shares of common stock outstanding is equal to the basic weighted average number of shares of common stock outstanding. Refer to page 12 for further details.

VICI Q4 2020 Supplemental Financial & Operating Data

10

VICI Q4 2020 Supplemental Financial & Operating Data 2020 2019 2020 2019 Net income attributable to common stockholders 288,010$ 98,631$ 891,674$ 545,964$ Real estate depreciation — — — — Funds From Operations (FFO) 1 288,010 98,631 891,674 545,964 Non-cash leasing and financing adjustments (27,977) 2,534 (39,803) 239 Non-cash change in allowance for credit losses (16,563) — 244,517 — Non-cash stock-based compensation 2,013 1,402 7,388 5,223 Transaction and acquisition expenses 981 249 8,684 4,998 Amortization of debt issuance costs and original issue discount 4,368 14,854 19,872 33,034 Other depreciation 710 875 3,615 3,815 Capital expenditures (218) (106) (2,200) (2,097) Loss on extinguishment of debt — 58,143 39,059 58,143 Non-cash gain upon lease modification — — (333,352) — Non-cash adjustments attributable to non-controlling interests 340 51 (3,650) 253 Adjusted Funds From Operations (AFFO) 1 251,664 176,633 835,804 649,572 Interest expense, net 73,000 52,441 281,938 195,336 Income tax expense 436 607 831 1,705 Adjusted EBITDA 1 325,100$ 229,681$ 1,118,573$ 846,613$ Net income per common share Basic 0.54$ 0.21$ 1.76$ 1.25$ Diluted 0.53$ 0.21$ 1.75$ 1.24$ FFO per common share Basic 0.54$ 0.21$ 1.76$ 1.25$ Diluted 0.53$ 0.21$ 1.75$ 1.24$ AFFO per common share Basic 0.47$ 0.38$ 1.65$ 1.49$ Diluted 0.46$ 0.37$ 1.64$ 1.48$ Weighted average number of shares of common stock outstanding Basic 536,333,632 460,689,199 506,140,642 435,071,096 Diluted 541,935,681 472,642,363 510,908,755 439,152,946 Three Months Ended December 31, Year Ended December 31, Non‐GAAP Financial Measures 1. See definitions of Non-GAAP Financial Measures on page 26 of this presentation. (amounts in thousands, except share and per share data) 11

VICI

Non-GAAP Financial Measures – Quarterly

(amounts in thousands, except share and per share data)

	Three Months Ended			
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net income (loss) attributable to common stockholders	$ 288,010	$ 398,274	$ 229,402	$ (24,012)
Real estate depreciation	—	—	—	—
Funds From Operations (FFO)[1]	**288,010**	**398,274**	**229,402**	**(24,012)**
Non-cash leasing and financing adjustments	(27,977)	(18,919)	3,826	3,267
Non-cash change in allowance for credit losses	(16,563)	177,052	(65,480)	149,508
Non-cash stock-based compensation	2,013	2,013	2,012	1,350
Transaction and acquisition expenses	981	2,026	1,160	4,517
Amortization of debt issuance costs and original issue discount	4,368	4,368	4,837	6,299
Other depreciation	710	879	1,183	843
Capital expenditures	(218)	(337)	(883)	(762)
Loss on extinguishment of debt	—	—	—	39,059
Non-cash gain upon lease modification	—	(333,352)	—	—
Non-cash adjustments attributable to non-controlling interests	340	(4,097)	200	(93)
Adjusted Funds From Operations (AFFO)[1]	**251,664**	**227,907**	**176,257**	**179,976**
Interest expense, net	73,000	72,817	71,847	64,274
Income tax expense (benefit)	436	(368)	309	454
Adjusted EBITDA[1]	**$ 325,100**	**$ 300,356**	**$ 248,413**	**$ 244,704**
Net income (loss) per common share				
Basic	$ 0.54	$ 0.75	$ 0.47	$ (0.05)
Diluted	$ 0.53	$ 0.74	$ 0.47	$ (0.05)
FFO per common share				
Basic	$ 0.54	$ 0.75	$ 0.47	$ (0.05)
Diluted	$ 0.53	$ 0.74	$ 0.47	$ (0.05)
Weighted average number of shares of common stock outstanding - Net Income (Loss) and FFO				
Basic	536,333,632	533,407,916	489,012,165	465,177,425
Diluted	541,935,681	536,180,175	489,213,427	465,177,425
AFFO per common share				
Basic	$ 0.47	$ 0.43	$ 0.36	$ 0.39
Diluted	$ 0.46	$ 0.43	$ 0.36	$ 0.38
Weighted average number of shares of common stock outstanding - AFFO				
Basic	536,333,632	533,407,916	489,012,165	465,177,425
Diluted[2]	541,935,681	536,180,175	489,213,427	475,552,624

1. See definitions of Non-GAAP Financial Measures on page 26 of this presentation.
2. For the three months ended March 31, 2020, the diluted weighted average number of shares of common stock outstanding in relation to AFFO is adjusted to include the dilutive effect, using the treasury stock method, of the assumed conversion of our restricted stock in the amount of 83,367 shares and the assumed settlement of our June 2019 Forward Sale Agreements in the amount of 10,291,832 shares. For the three months ended March 31, 2020, such amounts have been excluded from the diluted weighted average number of shares of common stock in relation to net loss and FFO as these were in loss positions and the effect of inclusion would have been anti-dilutive.

VICI Q4 2020 Supplemental Financial & Operating Data

12

Revenue Detail

(amounts in thousands, except share and per share data)

VICI

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Year Ended December 31, 2020	Year Ended December 31, 2019
Contractual revenue from sales-type and direct financing leases				
Caesars Las Vegas Master Lease	$ 100,052	$ 62,809	$ 316,857	$ 249,543
Caesars Regional Master Lease & Joliet Lease (excluding Harrah's NOLA, AC, and Laughlin)	128,405	126,507	509,805	502,272
Margaritaville Lease	5,886	5,800	23,515	23,138
Greektown Lease	13,889	13,889	55,556	33,751
Hard Rock Lease	10,848	10,687	42,910	11,993
Century Master Lease	6,250	1,747	25,000	1,747
Income from sales-type and direct financing leases non-cash adjustment [1]	23,757	(2,534)	33,865	(239)
Income from sales-type and direct financing leases	289,087	218,905	1,007,508	822,205
Contractual revenue from operating leases				
Land component of Caesars Palace	—	10,913	25,464	43,653
Income from operating leases	—	10,913	25,464	43,653
Contractual revenue from lease financing receivables				
JACK Entertainment Master Lease	16,470	—	61,807	—
Harrah's NOLA, AC, and Laughlin	38,884	—	69,519	—
Income from lease financing receivables non-cash adjustment [1]	4,247	—	6,018	—
Income from lease financing receivables	59,601	—	137,344	—
Contractual interest income				
JACK Entertainment Loan	1,663	—	5,165	—
Caesars Forum Convention Center Loan	7,871	—	8,983	—
Chelsea Piers Loan	1,213	—	1,605	—
Income from loans non-cash adjustment [1]	(27)	—	(80)	—
Income from loans	10,720	—	15,673	—
Income from lease financing receivables and loans	70,321	-	153,017	-
Other income	7,091	—	15,793	—
Golf revenues	6,519	7,719	23,792	28,940
Total revenues	$ 373,018	$ 237,537	$ 1,225,574	$ 894,798

1. Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI Q4 2020 Supplemental Financial & Operating Data

13

Revenue Detail – Quarterly

(amounts in thousands, except share and per share data)

	Three Months Ended			
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Contractual revenue from sales-type and direct financing leases				
Caesars Las Vegas Master Lease	$ 100,052	$ 90,181	$ 63,312	$ 63,312
Caesars Regional Master Lease & Joliet Lease (excluding Harrah's NOLA, AC, and Laughlin)	128,405	127,133	127,134	127,133
Margaritaville Lease	5,886	5,886	5,886	5,857
Greektown Lease	13,889	13,889	13,889	13,889
Hard Rock Lease	10,848	10,687	10,687	10,688
Century Master Lease	6,250	6,250	6,250	6,250
Income from sales-type and direct financing leases non-cash adjustment[1]	23,757	16,248	(3,263)	(2,877)
Income from sales-type and direct financing leases	289,087	270,274	223,895	224,252
Contractual revenue from operating leases				
Land component of Caesars Palace	—	3,638	10,913	10,913
Income from operating leases	—	3,638	10,913	10,913
Contractual revenue from lease financing receivables				
JACK Entertainment Master Lease	16,470	16,470	16,470	12,397
Harrah's NOLA, AC, and Laughlin	38,884	30,635	-	—
Income from lease financing receivables non-cash adjustment[1]	4,247	2,694	(546)	(377)
Income from lease financing receivables	59,601	49,799	15,924	12,020
Contractual interest income				
JACK Entertainment Loan	1,663	1,547	1,119	836
Caesars Forum Convention Center Loan	7,871	1,112	—	—
Chelsea Piers Loan	1,213	392	—	—
Income from loans non-cash adjustment[1]	(27)	(23)	(17)	(13)
Income from loans	10,720	3,028	1,102	823
Income from lease financing receivables and loans	70,321	52,827	17,026	12,843
Other income	7,091	7,276	733	693
Golf revenues	6,519	5,638	5,335	6,300
Total revenues	$ 373,018	$ 339,653	$ 257,902	$ 255,001

1. Amounts represent non-cash adjustments to recognize revenue on an effective interest basis in accordance with GAAP.

VICI Q4 2020 Supplemental Financial & Operating Data

14

Current Annualized Contractual Rent and Income from Mortgage Loans

VICI

($ in millions, as of December 31, 2020)

	Assets Per Lease	Locations	Annualized Rent
Annualized Contractual Rent			
Caesars Las Vegas Master Lease	2	Las Vegas	$402.6
Caesars Regional Master Lease & Joliet Lease (including Harrah's NOLA, AC, and Laughlin)	18	Regional	672.5
Margaritaville Lease	1	Regional	23.5
Greektown Lease	1	Regional	55.6
Hard Rock Lease	1	Regional	43.4
Century Master Lease	3	Regional	25.3
JACK Entertainment Master Lease	2	Regional	65.9
Total Annualized Contractual Rent			**$1,288.8**

	Borrower	Principal Balance	Interest Rate	Final Maturity Date[2]	Annualized Income from Loans
Annualized Contractual Income from Mortgage Loans					
JACK Entertainment Loan	JACK Entertainment	$70.0	9.0%	1/24/2025	$6.3
Caesars Forum Convention Center Loan	Caesars Entertainment	400.0	7.7%[1]	9/18/2025	30.8
Chelsea Piers Loan	Chelsea Piers New York	65.0	7.0%	8/31/2027	4.6
Total Annualized Contractual Income from Mortgage Loans		**$535.0**			**$41.7**
Total Annualized Contractual Rent and Income from Mortgage Loans					**$1,330.5**

1. The interest rate of the Caesars Forum Convention Center Mortgage Loan is subject to 2.0% annual escalation (resulting in a year two interest rate of 7.854%).
2. Final maturity assumes all extension options are exercised; however, the loans may be repaid, subject to certain conditions, prior to such date.

VICI Q4 2020 Supplemental Financial & Operating Data

15

VICI Q4 2020 Supplemental Financial & Operating Data 2021 Guidance For the Year Ending December 31, 2021: Low High Estimated Adjusted Funds From Operations (AFFO) $1,010.0 $1,035.0 Estimated Adjusted Funds From Operations (AFFO) per diluted share $1.82 $1.87 Estimated Weighted Average Share Count at Year End (in millions) 554.7 554.7 2021 Guidance The Company is providing estimated AFFO guidance for the full year 2021. The Company estimates AFFO for the year ending December 31, 2021 will be between $1,010.0 million and $1,035.0 million, or between $1.82 and $1.87 per diluted share. These per share estimates reflect the dilutive impact of the pending 26,900,000 forward sale shares, assuming settlement and the issuance of such shares on June 17, 2021, the maturity date of the agreement, and the dilutive effect prior to the expected settlement date as calculated under the treasury stock method. These estimates do not include the impact on operating results from any pending or possible future acquisitions or dispositions, capital markets activity, or other non-recurring transactions. The following is a summary of the Company’s full-year 2021 guidance: In determining Adjusted Funds from Operations (“AFFO”), the Company adjusts for certain items that are otherwise included in determining net income attributable to common stockholders, the most comparable GAAP financial measure. For more information, see “Non-GAAP Financial Measures.” The Company is unable to provide a reconciliation of its stated AFFO guidance to net income attributable to common stockholders because it is unable to predict with reasonable certainty the amount of the change in non-cash allowance for credit losses under ASU No. 2016-13 - Financial Instruments—Credit Losses (Topic 326) (“ASC 326”) for a future period. The non-cash change in allowance for credit losses under ASC 326 with respect to a future period is dependent upon future events that are entirely outside of our control and may not be reliably predicted, including our tenants’ respective financial performance, fluctuations in the trading price of their common stock, credit ratings and outlook (each to the extent applicable), as well as broader macroeconomic performance. Based on past results, the impact of these adjustments could be material, individually or in the aggregate, to our reported GAAP results. The estimates set forth above reflect management’s view of current and future market conditions, including assumptions with respect to the earnings impact of the events referenced in this supplement. The estimates set forth above may be subject to fluctuations as a result of several factors and there can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. ($ in millions, except per share data) 16

VICI

Capitalization

($ in thousands, except share and per share data)

Debt	Maturity Date	Interest Rate	Interest Frequency	Credit Rating Moody's/S&P/Fitch	Balance as of December 31, 2020	% of Total	Prepayment Option	Years to Maturity
VICI PropCo Senior Secured Credit Facilities								
Revolving Credit Facility	5/15/2024	L+2.00%	Monthly[1]		-	0%	-	3.4 years
Term Loan B Facility	12/22/2024	L+1.75%[2]	Monthly[3]	Ba2 / BBB- / BBB-	2,100,000	31%	Par	4.0 years
Senior Unsecured Notes Due 2025	2/15/2025	3.50%	Semi-Annually	Ba3 / BB / BB	750,000	11%	NC 2	4.1 years
Senior Unsecured Notes Due 2026	12/1/2026	4.25%	Semi-Annually	Ba3 / BB / BB	1,250,000	18%	NC 3	5.9 years
Senior Unsecured Notes Due 2027	2/15/2027	3.75%	Semi-Annually	Ba3 / BB / BB	750,000	11%	NC 3	6.1 years
Senior Unsecured Notes Due 2029	12/1/2029	4.63%	Semi-Annually	Ba3 / BB / BB	1,000,000	15%	NC 5	8.9 years
Senior Unsecured Notes Due 2030	8/15/2030	4.13%	Semi-Annually	Ba3 / BB / BB	1,000,000	15%	NC 5	9.6 years
Total Debt		**4.18%[4]**			**$6,850,000**	**100%**		**6.1 years**

Fixed Rate	$6,750,000	99%
Variable Rate	$100,000	1%[5]

Equity	
Shares Outstanding as of 12/31/2020	536,669,722
Share Price as of 12/31/2020	$25.50
Equity Market Capitalization	**$13,685,078**

Enterprise Value	
Total Debt plus Equity Market Capitalization	$20,535,078
Less: Cash, Cash Equivalents & Short Term Investments	335,966
Total Enterprise Value	**$20,199,112**

Total Liquidity	
Revolving Credit Facility Capacity (Undrawn as of 12/31/2020)	$1,000,000
Outstanding Equity Forward (Equity Issuance Price as of 12/31/2020)	547,221
Cash, Cash Equivalents & Short Term Investments	335,996
Total Liquidity	**$1,883,187**

1. Commitment fees (0.375%-0.500% depending on leverage) on the undrawn portion of the Revolving Credit Facility are paid quarterly.
2. On April 24, 2018, VICI swapped $1.5 billion of variable rate debt at a fixed rate of 2.8297%. The interest rate swap agreements each have an effective date of May 22, 2018 and a termination date of April 22, 2023. On January 3, 2019, VICI swapped $500 million of variable rate debt at a blended rate of 2.38%. The interest rate swap agreements each have an effective date of January 22, 2019, and matured subsequent to quarter end on January 22, 2021.
3. The Term Loan B Facility requires scheduled quarterly payments in amounts equal to 0.25% of the original principal amount adjusted for prepayments permitted pursuant to the Credit Agreement dated December 22, 2017 (the "Credit Agreement").
4. Based on one month LIBOR of 0.14% as of December 31, 2020. Includes impact of interest rate swaps.
5. As of January 22, 2021, in connection with the maturity date of the interest rate swap on $500 million of variable rate debt, the fixed / floating ratio was 91% / 9%, respectively.

VICI Q4 2020 Supplemental Financial & Operating Data

17

Portfolio Overview

VICI



Lake Tahoe / Reno
Las Vegas
Laughlin
Council Bluffs
North Kansas City
Joliet / Hammond
Detroit
Cleveland
Philadelphia
Cincinnati
Atlantic City
Louisville
Metropolis
Tunica Resorts / Robinsonville
Bossier City
Biloxi
New Orleans

★ CURRENT PORTFOLIO

★ PENDING DISPOSITION[1]
Harrah's Louisiana Downs

★ OWNED GOLF COURSES
Cascata, Boulder City, NV
Rio Secco, Henderson, NV
Grand Bear, Saucier, MS
Chariot Run, Laconia, IN

★ DESIGNATED PUT/CALL PROPERTIES[2]
Indiana Grand Racing & Casino
Harrah's Hoosier Park
Caesars Forum Convention Center

★ DESIGNATED ROFR PROPERTIES[3]
Bally's Las Vegas
Flamingo Las Vegas
Paris Las Vegas
Planet Hollywood
The LINQ
Horseshoe Baltimore
Caesars Danville Development

VICI CONTINUES TO DIVERSIFY ITS RENT BASE

GEOGRAPHIC RENT DIVERSIFICATION



At Formation (2017)
26% Las Vegas
74% Regional
Current
31% Las Vegas
69% Regional

TENANT RENT DIVERSIFICATION



At Formation (2017)
CAESARS ENTERTAINMENT
100%
Current
JACK ENTERTAINMENT
PENN NATIONAL GAMING INC
Hard Rock
CENTURY CASINOS
6%
5%
3%
2%
83%
CAESARS ENTERTAINMENT

1. On September 3, 2020, VICI and Caesars entered into definitive agreements to sell Harrah's Louisiana Downs for $22 million to a third party; the proceeds shall be split ~$5.5 million to VICI and ~$16.5 million to Caesars. The annual rent payments under the Regional Master Lease will remain unchanged following completion of the disposition. The disposition is subject to customary closing conditions and regulatory approvals.
2. The put/call agreement on Harrah's Hoosier Park and Indiana Grand Racing & Casino (13.0x call/12.5x put) can be exercised between January 1, 2022 and December 31, 2024. The Caesars Forum call right can be exercised between September 18, 2025 and December 31, 2026 and the put right can be exercised between January 1, 2024 and December 31, 2024 at 13.0x.
3. With respect to the ROFR assets in Las Vegas, the first will be selected from: Flamingo Las Vegas, Bally's Las Vegas, Paris Las Vegas and Planet Hollywood Resort & Casino, with the second to be selected from one of the previous four plus the LINQ Hotel & Casino. Caesars does not have a contractual obligation to sell the properties subject to the ROFRs and will make independent financial decisions regarding whether to trigger the ROFRs. The exercise of the ROFR over Horseshoe Baltimore is subject to any consent required from applicable joint venture partners of Caesars, and Caesars will make an independent financial decision regarding whether to trigger the ROFR over Horseshoe Baltimore. As part of EBCI's announced acquisition of Caesars Southern Indiana from Caesars, the parties have agreed to negotiate a ROFR for VICI on the real property associated with the development of a new casino resort in Danville, Virginia, which is subject to the negotiation of definitive documentation and applicable regulatory and other governmental approvals.

VICI Q4 2020 Supplemental Financial & Operating Data

18

Properties Breakdown

VICI

Major MSAs Served	Property Name	Location	Total Sq. Ft. (000s)	Casino Sq. Ft. (000s)	Meeting Sq. Ft. (000s)	Slot Machines	Table Games	Hotel Rooms
Chicago	Horseshoe Hammond	Hammond, IN	1,716	117	--	2,140	150	--
	Harrah's Joliet	Joliet, IL	1,011	39	6	1,090	40	200
Cincinnati	Hard Rock Cincinnati	Cincinnati, OH	450	100	33	1,800	100	--
Cleveland	JACK Cleveland	Cleveland, OH	294	96	--	1,330	120	--
	JACK Thistledown Racino	North Randall, OH	644	57	--	1,480	--	--
Dallas	Horseshoe Bossier City	Bossier City, LA	1,419	28	22	1,150	70	600
	Harrah's Louisiana Downs[1]	Bossier City, LA	1,118	12	29	820	--	--
	Margaritaville Bossier City	Bossier City, LA	380	30	--	1,220	50	395
Detroit	Greektown Casino	Detroit, MI	2,200	100	14	2,600	60	400
Kansas City	Harrah's North Kansas City	North Kansas City, MO	1,435	60	13	1,240	60	390
Las Vegas	Caesars Palace Las Vegas	Las Vegas, NV	8,579	124	300	1,490	170	3,970
	Harrah's Las Vegas	Las Vegas, NV	4,100	89	24	1,250	90	2,540
Laughlin	Harrah's Laughlin	Laughlin, NV	1,413	56	7	880	40	1,510
Louisville	Caesars Southern Indiana[2]	Elizabeth, IN	2,510	74	24	1,200	90	500
Memphis	Horseshoe Tunica	Robinsonville, MS	1,008	63	20	1,030	100	510
Nashville	Harrah's Metropolis	Metropolis, IL	474	24	--	840	30	260
New Orleans	Harrah's Gulf Coast	Biloxi, MS	1,031	31	--	770	30	500
	Harrah's New Orleans	New Orleans, LA	1,180	101	47	1,490	160	450
Omaha	Harrah's Council Bluffs	Council Bluffs, IA	790	21	6	550	20	250
	Horseshoe Council Bluffs	Council Bluffs, IA	632	60	--	1,380	70	150
Pittsburgh	Mountaineer Casino	New Cumberland, WV	890	72	70	1,140	40	357

1. On September 3, 2020, VICI and Caesars entered into definitive agreements to sell Harrah's Louisiana Downs for $22 million to a third party. The proceeds of the transaction shall be split ~$5.5 million to VICI and ~$16.5 million to Caesars, while the annual rent payments under the Regional Master Lease will remain unchanged following completion of the disposition.
2. On December 24, 2020, in connection with the Eastern Band of Cherokee Indians' ("EBCI") agreement to acquire the operations of Caesars Southern Indiana from Caesars Entertainment, VICI has agreed to enter into a triple net lease agreement with EBCI upon the consummation of that transaction for initial annual rent of $32.5 million. Annual base rent payments under the Regional Master Lease with Caesars will be reduced by $32.5 million upon the consummation of the transaction.

VICI Q4 2020 Supplemental Financial & Operating Data

19

VICI Q4 2020 Supplemental Financial & Operating Data Properties Breakdown (Continued) Major MSAs Served Property Name Location Total Sq. Ft. (000s) Casino Sq. Ft. (000s) Meeting Sq. Ft. (000s) Slot Machines Table Games Hotel Rooms Philadelphia Caesars Atlantic City Atlantic City, NJ 3,816 113 29 2,130 150 1,140 Harrah’s Atlantic City Atlantic City, NJ 4,470 156 125 2,050 170 2,590 Harrah’s Philadelphia Chester, PA 2,000 111 12 2,270 110 -- San Francisco / Sacramento Harvey's Lake Tahoe Lake Tahoe, NV 1,670 51 19 610 50 740 Harrah's Lake Tahoe Stateline, NV 1,057 54 18 770 60 510 St. Louis Century Casino Cape Girardeau Cape Girardeau, MO 170 42 8 840 20 -- Century Casino Caruthersville Caruthersville, MO 90 21 12 510 10 -- Total VICI Properties 17 MSAs 28 Properties 12 States 46,547 1,903 838 36,070 2,060 17,962 Golf Courses Cascata Golf Course Boulder City, NV 37 -- -- -- -- -- Rio Secco Golf Course Henderson, NV 30 -- -- -- -- -- Grand Bear Golf Course Saucier, MS 5 -- -- -- -- -- Chariot Run Golf Course Laconia, IN 5 -- -- -- -- -- 20

Summary of Current Lease Terms

VICI

	Regional Master Lease and Joliet Lease[1]	Las Vegas Master Lease[1]	Margaritaville Bossier City Lease	Greektown Lease
Tenant	Caesars Entertainment	Caesars Entertainment	Penn National Gaming	Penn National Gaming
Current Annual Cash Rent	$672.5 Million[2]	$402.6 Million	$23.5 Million	$55.6 Million
Current Lease Year	Nov. 1, 2020 – Oct. 31, 2021 Lease Year 4	Nov. 1, 2020 – Oct. 31, 2021 Lease Year 4	Feb. 1, 2021 – Jan. 31, 2022 Lease Year 3	June 1, 2020 – May 31, 2021 Lease Year 2
Annual Escalator	1.5% in years 2-5 >2% / change in CPI thereafter, subject to 2% floor	>2% / change in CPI, subject to 2% floor	2% for Building Base Rent ($17.2 Million)	2% for Building Base Rent ($42.8 Million)
Coverage Floor	None	None	Net Revenue to Rent Ratio: 6.1x beginning in year 2	Net Revenue to Rent Ratio to be mutually agreed upon prior to the commencement of lease year 4
Rent Adjustment[3]	Year 8: 70% Base / 30% Variable Year 11 & 16: 80% Base / 20% Variable	Year 8, 11 & 16: 80% Base / 20% Variable	Percentage (Variable) Rent adjusts every 2 years beginning in year 3	Percentage (Variable) Rent adjusts every 2 years beginning in year 3
Variable Rent Adjustment Mechanic[3]	<u>4% of revenue increase/decrease</u> Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	<u>4% of revenue increase/decrease</u> Year 8: Avg. of years 5-7 less avg. of years 0-2 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10	4% of the average net revenues for trailing 2-year period less threshold amount	4% of the average net revenues for trailing 2-year period less threshold amount
Term	18-year initial term with four 5-year renewal options[4]		15-year initial term with four 5-year renewal options	
Guarantor	Caesars Entertainment, Inc.	Caesars Entertainment, Inc.	Penn National Gaming	Penn National Gaming
Capex	$405.2mm (together with CPLV) required over rolling 3-year period at $114.5mm minimum per year ($311mm allocated to regional assets, $84mm allocated to CPLV, and $10.2mm allocated by the tenant)	CPLV: $84mm (included in the $405.2mm required under Regional Master Lease) over rolling 3-year period HLV: $171mm between 2017 and 2021; Capex at 1% of net revenue thereafter	Minimum 1% of Net Revenue based on a four-year average	Minimum 1% of Net Revenue based on a four-year average

1. Regional Master Lease consists of 17 Caesars properties leased from VICI and the Las Vegas Master Lease consists of Caesars Palace Las Vegas and Harrah's Las Vegas.
2. Cash rent amounts are presented prior to accounting for the portion of rent payable to the 20% JV partner at Harrah's Joliet. After adjusting for the portion of rent payable to the 20% JV partner, Current Annual Cash Rent is $664.2 million.
3. Rent adjustments in the Regional Master Lease and Las Vegas Master Lease occur in lease years based on a lease commencement date of October 6, 2017.
4. Upon the consummation of the Eldorado Transaction, the Caesars Lease Agreements were extended such that each lease has a full 15-year initial lease term from the date of consummation.

VICI Q4 2020 Supplemental Financial & Operating Data

21

Summary of Current Lease Terms (Continued)

VICI

	Hard Rock Cincinnati Lease	Century Master Lease	JACK Cleveland / Thistledown Master Lease[1]
Tenant	Hard Rock Entertainment	Century Casinos	JACK Entertainment
Current Annual Cash Rent	$43.4 Million	$25.3 Million	$65.9 Million[1]
Current Lease Year	Oct. 1, 2020 – Sept. 30, 2021 Lease Year 2	Jan. 1, 2020 – Dec. 31, 2021 Lease Year 2	Feb. 1, 2021 – Jan. 31, 2022 Lease Year 2
Annual Escalator	1.5% in years 2-4 > 2.0% / CPI thereafter	1.0% in years 2-3 > 1.25% / CPI thereafter	1.0% in years 3-4 1.5% in years 5-7 > 1.5% / CPI thereafter (capped at 2.5%)
Coverage Floor	None[2]	Net Revenue to Rent Ratio: 7.5x beginning in year 6	Net Revenue to Rent Ratio: 4.9x beginning in year 6
Rent Adjustment	Year 8: 80% Base (subject to escalator) / 20% Variable	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable	Year 8 & 11: 80% Base (subject to escalator) / 20% Variable
Variable Rent Adjustment Mechanic	<u>4% of revenue increase/decrease</u> Year 8: Avg. of years 5-7 less avg. of years 1-3	<u>4% of net revenue increase/decrease</u> Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7	<u>4% of net revenue increase/decrease</u> Year 8: Avg. of years 5-7 less avg. of years 1-3 Year 11: Avg. of years 8-10 less avg. of years 5-7 Year 16: Avg. of years 13-15 less avg. of years 8-10
Term	Initial term of 15-years with four 5-year renewals		Initial term of 20 years with three 5-year renewals
Guarantor	Seminole Hard Rock Entertainment, Inc.	Century Casinos, Inc.	Rock Ohio Ventures LLC
Capex	Minimum 1% of Net Revenues	Minimum 1% of Net Revenue on a rolling three-year basis for each individual facility; 1% of Net Gaming Revenue per fiscal year for the facilities collectively[3]	Initial minimum of $30 million in first 3 years; 1% of Net Revenues beginning in lease year 4, based on a rolling three-year basis[4]

1. As amended on July 16, 2020. Commencing April 1, 2022, rent will increase by $1.8 million in connection with the funding of a new gaming patio amenity at JACK Thistledown Racino.
2. Starting in lease year 5, if the change in CPI is less than 0.5%, there will be no escalation in rent for such lease year.
3. Capex requirements commenced January 1, 2021.
4. Minimum of $30 million includes amounts spent on the gaming patio amenity at JACK Thistledown Racino, gaming equipment and the May Company Garage from the period commencing April 1, 2019 until December 31, 2022.

VICI Q4 2020 Supplemental Financial & Operating Data

22

Recently Announced Transaction Activity

($ in millions)

VICI

Property	Announcement Date	Status	Rent	Yield	Proceeds	Tenant
Pending Transactions						
Caesars Southern Indiana[1] (Elizabeth, IN)	12/24/2020	Expected H1 2021	$32.5	N/A	N/A	Eastern Band of Cherokee Indians ("EBCI")
Pending Dispositions						
Harrah's Louisiana Downs[2] (Bossier City, LA)	9/3/2020	Expected H1 2021	No Change to Rent under Regional Master Lease	N/A	~$5.5	N/A

1. On December 24, 2020, VICI agreed to enter into a triple net lease agreement with EBCI with respect to the real property associated with Caesars Southern Indiana in connection with the consummation of EBCI's agreement to acquire the operations of Caesars Southern Indiana from Caesars.
2. On September 3, 2020, VICI and Caesars entered into definitive agreements to sell Harrah's Louisiana Downs for $22 million to a third party. The proceeds of the transaction shall be split ~$5.5 million to VICI and ~$16.5 million to Caesars, while the annual rent payments under the Regional Master Lease will remain unchanged following completion of the disposition.

VICI Q4 2020 Supplemental Financial & Operating Data

23

Investment & Capital Markets Activities

($ in millions)

VICI

2020 Completed Transactions

Property / Loan	Announcement Date	Closing Date	Rent / Income	Multiple / Cap Rate / Yield	Price / Proceeds / Loan Size	Tenant / Borrower
Chelsea Piers New York	-	8/31/2020	$4.6	7.0%	$65.0[1]	Chelsea Piers
Caesars Forum Mortgage Loan	6/15/2020	9/18/2020	$30.8	7.7%	$400.0	Caesars Entertainment
Harrah's New Orleans **Harrah's Atlantic City** **Harrah's Laughlin**	6/24/2019	7/20/2020	$154.0	11.8x / 8.4%	$1,823.0	Caesars Entertainment
CPLV and HLV Lease Modifications	6/24/2019	7/20/2020	$98.5	14.3x / 7.0%	$1,404.0	Caesars Entertainment
JACK Entertainment Loan	Various	Various	$6.3	9.0%	$70.0	JACK Entertainment
JACK Cleveland Casino **JACK Thistledown Racino**	10/28/2019	1/24/2020	$65.9	12.8x / 7.8%	$843.3	JACK Entertainment

2020 Completed Dispositions

Property / Loan	Announcement Date	Closing Date	Rent / Income	Multiple / Cap Rate / Yield	Price / Proceeds / Loan Size	Tenant / Borrower
Bally's Atlantic City	4/24/2020	11/18/2020	No Change to Rent under Regional Master Lease	N/A	$19.0	N/A
Harrah's Reno	1/15/2020	9/30/2020	No Change to Rent under Regional Master Lease	N/A	$31.1	N/A

Financing Activities

Debt Capital Markets

Unsecured Notes Offering of $2,500 million
- On February 5, 2020, issued $750 million 5-Year Notes at 3.500%, $750 million 7-Year Notes at 3.750% and $1,000 million 10.5-Year Notes at 4.125% and redeemed in full the $498 million Second Lien Secured Notes on February 20, 2020

Repriced Term Loan B Facility to L + 1.75%
- On January 24, 2020, repriced the Term Loan B Facility from L + 2.00% to L + 1.75%

Inaugural Unsecured Notes Offering of $2,250 million
- On November 26, 2019, issued $1,000 million 7-Year Notes at 4.250% and $1,250 million 10-Year Notes at 4.625% and prepaid the $1,550 million CPLV CMBS debt

Equity Capital Markets

$662 million Follow-On Equity Offering at $22.15 per share
- On June 19, 2020, offered 29.9 million shares to be issued upon settlement of the forward sale agreement
- On September 28, 2020, settled 3 million shares of the forward sale agreement

Up to $750 million At-the-Market ("ATM") Equity Program
- During February 2020, issued 7.5 million shares raising net proceeds of $200 million
- During Q1 2019, issued 6.1 million shares raising net proceeds of $128 million

$2,473 million Follow-On Equity Offering at $21.50 per share
- On June 28, 2019, issued 50 million shares with the remaining 65 million shares to be issued upon settlement of the forward component of the offering
- On June 2, 2020, settled remaining 65 million share forward sale agreements

1. Loan includes $65 million initial term loan and a $15 million delayed draw term loan at borrower's option.

VICI Q4 2020 Supplemental Financial & Operating Data

24

Embedded Growth Pipeline

VICI

	Two Las Vegas Strip ROFRs					Put / Call Agreements			Horseshoe Baltimore ROFR[1]	Chelsea Piers New York	Caesars Danville Development ROFR[2]
	First Asset										
	Second Asset										
	BALLY'S LAS VEGAS	Flamingo	Paris	planet hollywood	THE LINQ	Harrah's HOOSIER PARK RACING & CASINO	INDIANA GRAND RACING·CASINO	CAESARS FORUM	HORSESHOE CASINO · BALTIMORE	CHELSEA PIERS NEW YORK EST. 1995	CAESARS ENTERTAINMENT
Location / Jurisdiction	LV Strip	LV Strip	LV Strip	LV Strip	LV Strip	Anderson, IN	Shelbyville, IN	LV Strip	Baltimore, MD	New York, NY	Danville, VA
Casino Space Sq. Ft.	68,400	72,300	95,300	64,500	32,900	55,300	105,100	--	122,000	--	--
# of Tables	70	110	100	110	60	28	61	--	210	--	--
# of Slots	940	1,120	980	1,070	780	1,710	2,070	--	2,200	--	--
# of Rooms	2,810	3,450	2,920	2,520	2,250	--	--	--	--	--	--
Highlights	• Opportunity to expand presence on Las Vegas Strip and potential to diversify tenant base					• Highly attractive Indianapolis market with the potential for growth from table games		• Bolsters Las Vegas asset base with newly built, world class convention center	• Furthers geographic diversification with urban core real estate	• Iconic experiential asset with diverse revenue streams expands VICI's investment universe	• Geographical diversification with a new asset in a recently legalized state with limited casino licenses
Terms	• Two ROFRs on Las Vegas Strip assets to be sold by Caesars (whether as a "WholeCo" or "OpCo/PropCo" sale) – First asset can only be Bally's, Flamingo, Paris or Planet Hollywood – Second asset can be from the same group plus The LINQ • Terms subject to negotiation					• 13.0x call / 12.5x put, commencing on Jan. 1, 2022 and expiring on Dec. 31, 2024		• 13.0x put from Jan. 1, 2024 to Dec. 31, 2024 • 13.0x call from Sept. 18, 2025 to Dec. 31, 2026	• Terms subject to negotiation	• Agreement with Chelsea Piers for the life of the loan, subject to a minimum of 5 years, that could lead to a longer-term financing partnership in the future	• As part of the Caesars Southern Indiana transaction, the parties have agreed to negotiate a ROFR for the real estate related to the pending development of a new casino resort in Danville

1. Subject to any consent required from Caesars' joint venture partners with respect to Horseshoe Baltimore.
2. The Danville development ROFR remains subject to negotiation of definitive documentation and applicable regulatory and other governmental approvals.

VICI Q4 2020 Supplemental Financial & Operating Data

25

VICI Q4 2020 Supplemental Financial & Operating Data 26 Definitions of Non-GAAP Financial Measures FFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures. Consistent with the definition used by The National Association of Real Estate Investment Trusts (NAREIT), we define FFO as net income (or loss) attributable to common stockholders (computed in accordance with GAAP) excluding (i) gains (or losses) from sales of certain real estate assets, (ii) depreciation and amortization related to real estate, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. AFFO is a non-GAAP financial measure that we use as a supplemental operating measure to evaluate our performance. We calculate AFFO by adding or subtracting from FFO non-cash leasing and financing adjustments, non-cash change in allowance for credit losses, non-cash stock-based compensation expense, transaction costs incurred in connection with the acquisition of real estate investments, amortization of debt issuance costs and original issue discount, other non-cash interest expense, non-real estate depreciation (which is comprised of the depreciation related to our golf course operations), capital expenditures (which are comprised of additions to property, plant and equipment related to our golf course operations), impairment charges related to non-depreciable real estate and gains (or losses) on debt extinguishment, other non-recurring non-cash transactions (such as non-cash gain upon lease modification) and non-cash adjustments attributable to non-controlling interest with respect to certain of the foregoing. The non-cash change in allowance for credit losses consists of estimated credit losses for our Investments in leases - sales-type and direct financing, Investments in leases - financing receivables and Investments in loans as a result of our adoption of ASU No. 2016-13 - Financial Instruments-Credit Losses (Topic 326). No similar adjustments are reflected in prior periods because the accounting standard was adopted effective January 1, 2020 and does not require retrospective application. Please see Note 6 - Allowance for Credit Losses in our Annual Report on Form 10-K for the year ended December 31, 2020 for further information. We calculate Adjusted EBITDA by adding or subtracting from AFFO contractual interest expense and interest income (collectively, interest expense, net) and income tax expense. These non-GAAP financial measures: (i) do not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity. In addition, these measures should not be viewed as measures of liquidity, nor do they measure our ability to fund all of our cash needs, including our ability to make cash distributions to our stockholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, FFO per share, AFFO, AFFO per share and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including REITs, due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

VICI Q4 2020 Supplemental Financial & Operating Data VICI Q4 2018 Supplemental Financial & Operating Data